UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition Agreement with William Annett

We have entered into a Transition Agreement with our former President and Chief Executive Officer, William Annett, pursuant to which, and consistent with the terms of his employment agreement, he will receive (i) a cash payment of $210,000, (ii) his accrued but unpaid salary through June 30 2019, (iii) a portion of his “target bonus” under his employment agreement prorated for the period January 1 through June 30, 2019; (iv) a lump-sum payment that represents the value of his accrued unused vacation, if any, and all vested benefits under any OncoCyte retirement, deferred compensation plan or equity plan, and (v) COBRA coverage continuation rights under OncoCyte health care plans, in accordance with the terms of the plans and applicable law. If Mr. Annett elects to receive COBRA coverage, we will pay the premium for such coverage for up to six months. All cash payments to Mr. Annett are subject to such payroll deductions, FICA, and other withholdings as are required by law.

Mr. Annett has agreed to provide certain consulting services to OncoCyte through August 31, 2019 for which he will receive a fixed fee of $35,000 per month. Mr. Annett may provide additional consulting services thereafter on a month-to-month basis, but not beyond December 31, 2019, at the request of our Chief Executive Officer but only if an agreement is reached each month as to the monthly fee and hours of services to be performed. We and Mr. Annett have the right to terminate the consulting relationship at any time with our without cause.

Mr. Annett’s unvested OncoCyte stock options will continue to vest during the period for which he performs consulting services under the Transition Agreement (the “Consulting Period”). Upon completion of the Consulting Period, Mr. Annett’s unvested stock options will vest with respect to the number of unvested options that would otherwise have vested during the six month period following the Consulting Period had he continued to provide services to OncoCyte during that period, except that certain performance based stock options will vest, if at all, after the Consulting Period only to the extent that the performance milestones are attained during that six month period. The post-employment exercise period of all of Mr. Annett’s vested options will be extended until one year after the end of the Consulting Period.

The foregoing discussion of the Transition Agreement is a summary only, does not purport to be complete, and is qualified in all respects by the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Transition Agreement, dated July 1, 2019, between OncoCyte Corporation and William Annett

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: July 8, 2019	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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